Execution Version

PROTECTIVE RIGHTS AGREEMENT
THIS PROTECTIVE RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 11, 2019 by and between Infinity Pharmaceuticals, Inc., a Delaware corporation (“Grantor”), and HCR Collateral Management, LLC, a Delaware limited liability company (“Agent”), as agent for HealthCare Royalty Partners III, L.P., a Delaware limited partnership (“HC Royalty”).
RECITALS:
A.    Grantor and HC Royalty are parties to that certain Purchase Agreement (as defined below).
B.    Pursuant to the Purchase Agreement, Grantor has agreed to sell, assign, transfer, convey and grant to HC Royalty, and HC Royalty agreed to purchase, acquire and accept from Grantor, all of Grantor’s rights, title and interest in and to the Purchased Assets (as defined in the Purchase Agreement).
C.    Pursuant to the terms of the Purchase Agreement, Grantor has agreed to enter into this Agreement, under which Grantor grants to Agent, for the benefit of HC Royalty, a security interest in and to the Collateral (as defined below) as security for the due performance and payment of all of Grantor’s obligations to HC Royalty under the Purchase Agreement.
AGREEMENT:
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Agent, with intent to be legally bound hereby, covenant and agree as follows:
SECTION 1.Definitions.
For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth below. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the UCC or the Purchase Agreement, as applicable.
“Agent” has the meaning set forth in the preamble to this Agreement.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Applicable Covenant” means the covenants set forth in Sections 5.3(a), (b), (d) and (e), Section 5.4(a), (b) and (e), and Section 5.5(a) and (b) of the Purchase Agreement.
“Bankruptcy Event” means an Involuntary Seller Bankruptcy or a Voluntary Seller Bankruptcy that has caused or would reasonably be expected to cause: (i) the invalidity of the security interest pursuant to this Agreement or the Purchase Agreement, (ii) impairment of a material portion of the Collateral, (iii) termination of the License Agreement or (iv) a material change in the timing, amount or duration of HC Royalty’s payments under the Purchase Agreement.
“Breach Event” means the occurrence of one or more of the following during the term of the Purchase Agreement:
(a)    any breach by Grantor of any Applicable Covenant under the Purchase Agreement that has caused or would reasonably be expected to cause: (i) the invalidity of the security interest pursuant to this Agreement or the Purchase Agreement, (ii) impairment of a material portion of the Collateral or (iii) termination of the License Agreement;
(b)    any breach by Grantor of any Applicable Covenant under the Purchase Agreement that has caused or would reasonably be expected to cause a material change in the timing, amount or duration of HC Royalty’s payments under the Purchase Agreement;
(c)    a Bankruptcy Event; or
(d)    any breach by Grantor of Section 5.6 of the Purchase Agreement.
“Collateral” has the meaning set forth in Section 2 of this Agreement.
“Counterparty” means Verastem, Inc., a Delaware corporation.
“Default” means (i) a Recharacterization or (ii) a Breach Event.
“Grantor” has the meaning set forth in the preamble to this Agreement.
“HC Royalty” has the meaning set forth in the preamble to this Agreement.
“License Agreement” means that certain Amended and Restated License Agreement, effective as of October 29, 2016, by and between Grantor and Counterparty, as may be further amended from time to time.
“Party” means any of Grantor or Agent as the context indicates and “Parties” shall mean all of Grantor and Agent.
“Patent Rights” means the Patents solely owned by Grantor set forth on Exhibit D to the Purchase Agreement.
“Permitted Liens” means (a) the security interest created by this Agreement, (b) the assignment effected pursuant to the Purchase Agreement, (c) those Liens created in favor of HC Royalty pursuant to any other Transaction Document to which HC Royalty is a party and (d) the interest of Counterparty as licensee of the Intellectual Property Rights under the License Agreement.
“Purchase Agreement” means the Purchase and Sale Agreement entered into as of March 5, 2019 by and between Grantor and HC Royalty, as the same may be amended, modified or supplemented in accordance with the terms thereof.
“Recharacterization” means a judgment or order by a court of competent jurisdiction that the Seller’s right, title and interest in the Purchased Assets were not fully transferred to the Purchaser pursuant     to, as contemplated by, and subject to the provisions of the Purchase Agreement and the Bill of Sale, but instead that such transaction(s) constituted a loan and security device.
“Secured Obligations” means (a) subject to the last sentence of Section 2 relating to a Recharacterization, the payment obligations of Grantor now or hereafter existing under or arising out of or in connection with this Agreement, the Purchase Agreement and each other Transaction Document to which it is a party, and (b) whether or not there is a Recharacterization, any damages, reimbursement of fees, expenses, indemnities or otherwise pursuant to any of the Purchase Agreement and other Transaction Documents arising out of a claim by Agent in connection with a Breach Event.
“Transfer” means any sale, conveyance, assignment, disposition, pledge, hypothecation or transfer.
“UCC” means the Uniform Commercial Code, as in effect on the date of this Agreement in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the security interest or any portion thereof granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.
SECTION 2.    Grant of Security.
Subject to the final paragraph of this Section 2, Grantor hereby grants Agent, for the benefit of HC Royalty, a security interest in all of its right, title, and interest in, to and under the following property, whether now or hereinafter existing or acquired, whether tangible or intangible and wherever the same may be located (collectively, the “Collateral”):
(a)    the Purchased Assets;
(b)    the Patent Rights related to the patents listed on Schedule 2(b);
(c)    all books, records and database extracts of Grantor specifically relating to any of the foregoing Collateral, subject in all respects to the limitations in the Counterparty Consent; and
(d)    all proceeds of or from any and all of the foregoing Collateral, including all payments under any indemnity, warranty or guaranty, and all money now or at any time in the possession or under the control of, or in transit to, Agent, relating to any of the foregoing Collateral;
provided, however, that the Closing Payment, the First Sales Milestone Payment (if any), the Second Sales Milestone Payment (if any), the Third Sales Milestone Payment (if any) and the Fourth Sales Milestone Payment (if any) shall not constitute Collateral or any proceeds thereof.
Notwithstanding the foregoing definition of the term “Collateral,” the foregoing security interest is granted subject to all of the obligations of the Grantor set forth in the License Agreement (after giving effect to the Counterparty Consent) and the INFI Third Party Agreements, and Agent (on behalf of itself, HC Royalty, its and their Affiliates, and it and their successors and assigns) agrees not to take any action, in foreclosure proceedings, in bankruptcy proceedings or otherwise, to disturb or challenge the enforceability of the applicable counterparty’s rights under the License Agreement (after giving effect to the Counterparty Consent) or any INFI Third Party Agreement.
Each item of Collateral listed in this Section 2 that is defined in Article 9 of the UCC shall have the meaning set forth in the UCC, it being the intention of Grantor that the description of the Collateral set forth above be construed to include the broadest possible range of assets described herein.
Grantor’s rights, title and interest in and to the Purchased Assets have been sold, assigned, transferred, conveyed and granted to HC Royalty pursuant to the Purchase Agreement and it is the intention of the Parties that such transaction be treated as a true and absolute sale, without recourse. The security interest granted in this Section 2 is granted as a precaution against the possibility, contrary to the Parties’ intentions, that the transaction is subject to a Recharacterization, and Agent’s recourse to the Collateral for the Secured Obligations described in clause (a) of the definition of the term “Secured Obligations” arises only if there is a Recharacterization.
SECTION 3.    Security for Obligations.
This Agreement secures, and the Collateral is collateral security for, the due and punctual payment or performance in full of all Secured Obligations.
SECTION 4.    Grantor to Remain Liable.
Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral, and (c) Agent shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Agent be obligated (i) to perform any of the obligations or duties of Grantor thereunder, (ii) to take any action to collect or enforce any claim for payment assigned hereunder, or (iii) to make any inquiry as to the nature or sufficiency of any payment Grantor may be entitled to receive thereunder.
SECTION 5.    Representations and Warranties. Grantor represents and warrants as follows:
(a)    Validity. This Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the Secured Obligations. Upon the filing of appropriate UCC financing statements, substantially in the form set forth on Schedule 5(a), in the filing offices listed on Schedule 5(b), all filings, registrations, recordings and other actions necessary or appropriate to create, preserve, protect and perfect a first priority security interest in the Collateral will have been accomplished and such security interest will be prior to the rights of all other Persons therein and free and clear of any and all Liens, except any Permitted Liens, to the extent that a security interest in such Collateral can be perfected by filing of a UCC financing statement.
(b)    Authorization, Approval. No authorization, approval, or other action by, and no notice to or filing with, any government or agency of any government or other Person is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by Grantor; or (ii) for the perfection of, and the first priority of, the grant of the security interest created hereby or the exercise by Agent of its rights and remedies hereunder, other than in the case of clause (ii), the filing of financing statements or intellectual property security agreements in the respective offices listed on Schedule 5(b).
(c)    Enforceability. This Agreement is the legally valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.
(d)    Office Locations; Type and Jurisdiction of Organization. The sole place of business, the chief executive office and each office where Grantor keeps its records regarding the Collateral are, as of the date hereof, located at the locations set forth on Schedule 5(d); Grantor’s type of organization (e.g., corporation) and jurisdiction of organization are listed on Schedule 5(d).
(e)    Names. The name listed for Grantor on the signature pages hereof is the correct legal name of Grantor. Except as set forth on Schedule 5(e), Grantor (or any predecessor by merger or otherwise) has not, within the five-year period preceding the date hereof, had a different name from the name listed for Grantor on the signature pages hereof.
SECTION 6.    Further Assurances.
Grantor agrees that from time to time, at its expense, Grantor will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, and will take all further action, that may be necessary, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will deliver such other instruments or notices, in each case, as may be necessary, or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
Grantor agrees to furnish Agent promptly upon reasonable request by Agent, with any information that is reasonably requested by Agent in order to complete such financing statements, continuation statements, or amendments thereto.
SECTION 7.    Certain Covenants of Grantor. Grantor shall give Agent 30 days’ written notice before any change in Grantor’s name, identity, the address of its sole place of business, chief executive office, or where Grantor keeps its records regarding the Collateral, or corporate structure or reincorporation, reorganization, or taking of any other action that results in a change of the jurisdiction of organization of Grantor. Any such notice shall be accompanied by a revised Schedule 5(d) which shall replace Schedule 5(d) hereto and shall, upon effectiveness of the change set forth therein, become a part of this Agreement.
SECTION 8.    Special Covenants With Respect to the Collateral.
(a)    Except as otherwise permitted by the Purchase Agreement, Grantor shall not Transfer, or agree to Transfer, any Collateral; provided that Grantor may Transfer or agree to Transfer any Collateral in connection with the merger or consolidation of the Grantor or the assignment of such Grantor’s obligations and rights by operation of law so long as (A) the Person into which the Grantor has been merged or consolidated or which has acquired such Collateral of the Grantor has delivered evidence to Agent, in form and substance reasonably satisfactory to Agent, that such Person has assumed all of Grantor’s obligations under the Transaction Documents and (B) all steps have been taken satisfactory to Agent to assure to Agent of the continued perfection and priority of its security interest in the Collateral.
(b)    Grantor shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Agent one original of a Special Power of Attorney in the form of Exhibit I annexed hereto for execution of an assignment of the Collateral to Agent, or the implementation of the sale or other disposition of the Collateral pursuant to Agent’s good faith exercise of the rights and remedies granted hereunder; provided, however, Agent agrees that it will not exercise its rights under such Special Power of Attorney unless a Default has occurred and is continuing.
(c)    Grantor further agrees that a breach of any of the covenants contained in this Section 8 (other than the covenant contained in Section 8(a)(i)) will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (other than any such defense based on the assertion that Grantor had performed and is performing its obligations pursuant to such covenant(s)).
SECTION 9.    Standard of Care.
The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of good faith and of reasonable care in the accounting for monies actually received by Agent hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.
SECTION 10.    Remedies Upon Default.
(a)    If, and only if, any Default shall have occurred and be continuing, Agent may, in good faith, exercise in respect of the Collateral all rights and remedies provided for herein, including, without duplication, any rights or remedies provided for under the Purchase Agreement, the UCC or under other applicable law, in all relevant jurisdictions.
(b)    If, and only if, any Default shall have occurred and be continuing, Agent shall have the right (but not the obligation) to bring suit, in the name of Grantor, Agent or otherwise, to exercise the Agent’s rights as a secured party with respect to any Collateral (it being understood that this Section 10(b) shall not supersede Section 5.3 of the Purchase Agreement), in which event Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all documents required by Agent in aid of such enforcement. Grantor shall promptly, upon demand, reimburse and indemnify Agent as provided in Section 12 hereof in connection with the exercise of its rights under this Section 10.
SECTION 11.    Application of Proceeds.
Except as expressly provided elsewhere in this Agreement, all proceeds net of enforcement expenses received by Agent, for the benefit of HC Royalty, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in good faith to satisfy such item or part of the Secured Obligations as Agent may designate.
SECTION 12.    Expenses.
Grantor agrees to pay to Agent upon demand the amount of any and all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel and of any experts and agents, that Agent may reasonably and actually incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral during the continuance of a Default, (ii) the preservation of or exercise or enforcement of any of the rights of Agent hereunder during the continuance of a Default, or (iii) the failure by Grantor to perform or observe any of the provisions hereof, which failure, if reasonably capable of being cured within 30 days, continues without cure after such period.
SECTION 13.    Continuing Security Interest; Termination.
This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until termination of the Purchase Agreement in accordance with Section 7.1 thereof, (ii) be binding upon Grantor and its respective successors and assigns, and (iii) inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns. Upon termination of the Purchase Agreement in accordance with Section 7.1 thereof, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to Grantor and Agent shall, at the expense of Grantor, execute such instruments of release and otherwise take such actions, or permit Grantor to take such actions, as Grantor may reasonably request to release the Collateral from the security interest granted hereby.

SECTION 14.    Amendments.
(a)    This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the Parties and the approval of such amendment, change or modification by each Party’s counsel. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the Party against whom such waiver is sought to be enforced.
(b)    No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c)    No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.
SECTION 15.    Notices.
All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in accordance with Section 9.3 of the Purchase Agreement.
SECTION 16.    Severability.
If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect, and the Parties shall replace such invalid, illegal or unenforceable provision with a new provision permitted by Applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision. Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.
SECTION 17.    Headings and Captions.
The headings and captions in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 18.    Governing Law; Jurisdiction.
(a)    This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the internal substantive laws of the State of New York, USA without giving effect to the rules thereof relating to conflicts of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York) and the obligations, rights and remedies of the Parties hereunder shall be determined in accordance with such laws. Each Party unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York, USA located in the County of New York and the Federal district court for the Southern District of New York located in the County of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 18(a). Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.
(b)    Each Party hereby irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party hereto to serve process on the other Party in any other manner permitted by Applicable Law. Each of the Parties waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.
SECTION 19.    Waiver of Jury Trial.
EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
SECTION 20.    Counterparts; Effectiveness.
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.
INFINITY PHARMACEUTICALS, INC.
By: /s/Seth A. Tasker______________________________
Name: Seth A. Tasker
Title: VP, General Counsel & Secretary
HCR COLLATERAL MANAGEMENT, LLC
By: /s/John Urquhart_______________________________
Name: John Urquhart
Title: Partner

SCHEDULES AND EXHIBITS OMITTED PURSUANT TO ITEM 601(a)(5) of REGULATION S-K
Schedule 2(b) Patents
Schedule 5(a) Form of Financing Statement
Schedule 5(b) Filing Offices
Schedule 5(d) Office Locations, Type and Jurisdiction of Organization
Schedule 5(e) Name Changes
Exhibit I Special Power of Attorney

ActiveUS 171605493v.9